UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2024

FATHOM DIGITAL MANUFACTURING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39994	40-0023833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Walnut Ridge Drive

Hartland, WI 53029

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (262) 367-8254

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FATH	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously disclosed, on February 16, 2024, Fathom Digital Manufacturing Corporation, a Delaware corporation (the “Company” or “Fathom”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Fathom Digital Manufacturing Intermediate, LLC, a Delaware limited liability company (“Parent”), Fathom Digital Manufacturing Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Company Merger Sub”), Fathom Digital Manufacturing Merger Sub 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Company Merger Sub (“LLC Merger Sub”), Fathom Holdco, LLC, a Delaware limited liability company and the partially-owned operating subsidiary of the Company (“OpCo LLC”), and the Company, pursuant to which, among other things, (i) LLC Merger Sub will merge with and into OpCo LLC with OpCo LLC surviving the merger as a partially owned subsidiary of the Company (the “LLC Merger”) and (ii) immediately following the LLC Merger, Company Merger Sub will merge with and into the Company, with the Company as the surviving corporation (such transactions contemplated by the Merger Agreement, collectively, the “Merger”). Parent, Company Merger Sub and LLC Merger Sub are affiliates of CORE Industrial Partners, LLC.

On May 17, 2024, Fathom held a virtual special meeting of stockholders (the “Special Meeting”) to consider and vote upon the proposed acquisition of Fathom by Parent by way of the Merger pursuant to the Merger Agreement. A total of 6,867,803 shares of the Company’s Class A common stock and Class B common stock were entitled to vote as of the close of business on April 19, 2024, the record date for the Special Meeting. A total of approximately 4,668,851 shares, representing approximately 67.98% of the outstanding Class A common stock and Class B common stock entitled to vote, were present virtually or by proxy, constituting a quorum. At the Special Meeting, holders of record of the Company’s Class A common stock and Class B common stock were requested to vote upon the approval of the Merger Agreement (the “Merger Proposal”). The Merger Proposal is described in more detail in the definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2024. As there were a sufficient number of affirmative Company stockholder votes at the time of the Special Meeting to approve the Merger Proposal, the proposal to approve one or more adjournments of the Special Meeting was rendered moot and was not submitted for a vote. The following action was taken by the Company’s stockholders with respect to the foregoing item presented for a vote at the Special Meeting:

Proposal 1. Fathom’s stockholders approved the Merger Proposal. The table below sets forth the approximate voting results.

FOR	AGAINST	ABSTAIN
4,603,799	63,707	1,345

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FATHOM DIGITAL MANUFACTURING CORPORATION

By:	/s/ Mark Frost
Name:	Mark Frost
Title:	Chief Financial Officer

Date: May 17, 2024